SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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Synthetech, Inc.

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SYNTHETECH, INC.

1290 Industrial Way
Albany, Oregon 97321

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 18, 2002

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Synthetech, Inc., an Oregon corporation (the "Company"), will be held at the Portland Hilton Hotel, 921 S.W. Sixth Avenue, Portland, Oregon on July 18, 2002, at 1:30 p.m., Pacific Time, for the following purposes:

1. To elect three Class II Board members for a term of three years.

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Shareholders of record at the close of business on June 7, 2002 are entitled to notice of and to vote at the meeting.

Our annual report to shareholders for the fiscal year ended March 31, 2002 is enclosed.

You may vote your shares by marking, signing, dating and returning the enclosed proxy card in the enclosed envelope (which is postage prepaid if mailed in the United States). If your shares are held in the name of a bank or broker, you may be able to vote by telephone or on the Internet. Please follow the instructions on the form you receive from your bank or broker.

You may attend the meeting and vote your shares in person even if you have submitted a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

BY ORDER OF THE BOARD OF DIRECTORS,

Charles B. Williams
Secretary

June 7, 2002
Albany, Oregon

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING IN PERSON, PLEASE EXECUTE THE ENCLOSED PROXY AND RETURN IT SO THAT YOUR SHARES WILL BE VOTED. IN THE EVENT YOU ARE PRESENT AT THE MEETING AND WISH TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

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SYNTHETECH, INC.

1290 Industrial Way
Albany, Oregon 97321

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Synthetech, Inc., an Oregon corporation (the "Company"), for use at the 2002 Annual Meeting of Shareholders which will be held on July 18, 2002 at 1:30 p.m., Pacific Time at the Portland Hilton Hotel, 921 S.W. Sixth Avenue, Portland, Oregon. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders (the "Notice") and form of proxy card were first mailed to shareholders on or about June 14, 2002.

PROXIES

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile message.

Please MARK, SIGN and DATE the enclosed proxy card and RETURN it promptly in the enclosed envelope provided for this purpose.

REVOCATION OF PROXIES

You may revoke or change your proxy at any time before it is voted by sending a written revocation to Synthetech's Secretary, Charles B. Williams, by providing a later dated proxy, by voting in person at the meeting or, if your shares are held in the name of a bank or broker, you may be able to revoke or change your proxy by telephone. Attendance at the meeting will not, by itself, revoke a proxy.

ACTION TO BE TAKEN UNDER PROXIES

At the close of business on June 7, 2002, the record date for determining shareholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote 14,307,468 shares of common stock. Each such shareholder will be entitled to one vote for each such share held on all matters to be voted upon at the meeting.

All shares represented by proxies will be voted in accordance with shareholder directions. If the proxy is signed and returned without any directions given, shares will be voted in accordance with the Board of Directors' recommendations. We are not aware of any matters to be voted on at the meeting other than as stated in this proxy statement. If any other matters are properly presented at the meeting, the enclosed proxy gives discretionary authority to the persons named therein to vote your shares in their best judgment.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative votes and negative votes. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting will constitute a quorum at the

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Meeting. Abstentions and "broker non-votes" will be treated as shares that are present and entitled to vote for purpose of determining the presence of a quorum, but do not constitute a vote "for" or "against" any proposal and thus will be disregarded in the calculation of votes cast. In an uncontested election of directors, any action other than a vote for a nominee will have no effect, assuming the presence of a quorum.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of directors and other matters if their clients have not furnished voting instructions at least ten days prior to the meeting. Certain proposals other than the election of directors are "non-discretionary," and brokers who have received no instructions from their clients do not have discretion to vote on those items. Brokers have discretion to vote on all proposals presented in this proxy statement.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Shareholders of the Company may submit proposals for inclusion in the proxy materials for the 2003 Annual Meeting of Shareholders. The proposals must meet the shareholder eligibility and other requirements of the Securities and Exchange Commission. In order for a proper shareholder proposal to be included in the proxy materials for the 2003 Annual Meeting of Shareholders, it must be received by the Secretary of the Company, at its corporate headquarters, 1290 Industrial Way, Albany, Oregon 97321, not later than February 13, 2003.

The Company's bylaws also provide that a shareholder may not present a matter for action at a meeting (other than matters included in the notice of the meeting) unless the shareholder has delivered written notice thereof to the Secretary of the Company not less than 60 days (May 19, 2003) and not more than 90 days (April 19, 2003) prior to the first anniversary of the preceding year's annual meeting. The notice must include the information listed in the bylaw provision.

If the Company receives proper notice of the shareholder proposal pursuant to the Company's bylaws and such notice is not received a reasonable time prior to mailing by the Company of its proxy materials for the 2003 Annual Meeting of Shareholders, the Company's proxy holders will use the discretionary authority granted by the proxy cards to vote on the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to that meeting.

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NOMINEE

The Board of Directors consists of eight directors, divided into three classes, serving staggered three-year terms. At the 2002 Annual Meeting of Shareholders, three Class II directors are to be elected to hold office until the 2005 Annual Meeting of Shareholders, or until their successors have been duly elected and qualified. The Board of Directors proposes for election Edward M. Giles, Charles B. Williams and David R. Clarke. Mr. Giles and Mr. Williams were elected as Class II directors of the Company at the Company's 1999 Annual Meeting of Shareholders, and the Board of Directors appointed Mr. Clarke as an additional Class II director on July 19, 2001. If any of the nominees becomes unavailable for any reason (which is not now anticipated), the

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proxies will vote the shares represented by each proxy for such substitute nominee as approved by the Board of Directors.

The name and age of each nominee for director and each continuing director, their principal positions and offices held in the Company, and the period of time each director has served as a director of the Company are set forth below:





Class	Name, Age & Position Held with the Company	Director of the Company Since
II	Edward M. Giles (66) Director	1997
II	Charles B. Williams (55) Vice President of Finance and Administration, Chief Financial Officer, Secretary, Treasurer and Director	1997
II	David R. Clarke (49) Director	2001
I	Paul C. Ahrens (50) Chairman of the Board	1981
I	Page E. Golsan III (64) Director	1991
I	Daniel T. Fagan (50) Director	2001
III	Howard L. Farkas (78) Director	1985
III	M. ("Sreeni") Sreenivasan (53) President, Chief Executive Officer and Director	1995



The following is a brief account of the business experience of each nominee and continuing director.

Nominees for Directors

Term expiring in 2005

Edward M. Giles. Mr. Giles has served as a director of the Company since 1997. Since 1989, Mr. Giles has served as Chairman of The Vertical Group, Inc., a venture capital investment firm. Mr. Giles was previously President of F. Eberstadt & Co., Inc., a securities firm, and Vice Chairman of Peter B. Cannell & Co., Inc., an investment management firm. He is currently a director Ventana Medical Systems, Inc. (medical diagnostic company). Mr. Giles received a B.S. in Chemical Engineering from Princeton University and an M.S. in Industrial Management from the Massachusetts Institute of Technology.

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Charles B. Williams. Mr. Williams has served as a director of the Company since 1997. As Vice President of Finance and Administration and Treasurer since 1990 and the Company's Chief Financial Officer and Secretary since 1995, Mr. Williams has been responsible for accounting, administration, finance, personnel and information systems. Mr. Williams will retire from these positions in July 2002 and continue to serve on the Board of Directors. From 1988 to 1990, Mr. Williams served as the Controller. Prior thereto, he was Controller for White's Electronics, Inc. of Sweet Home, Oregon for 5 years. From 1976 to 1983, he held several accounting and financial positions with Teledyne Wah Chang, a metals producer in Albany, Oregon. Mr. Williams earned his B.S. in Economics and M.B.A. from Oregon State University.

David R. Clarke. Mr. Clarke has served as a director of the Company since 2001. Since June 2001, Mr. Clarke has been Vice President Business Development and a director of NinaTek, Inc., a private company developing product intelligence solutions for global 2000 manufacturers. From 1995 until 2001, Mr. Clarke was the President of Venture Counsel, P.C., a law firm providing legal and strategic advice to a select portfolio of growth companies. From 1988 to 1995, Mr. Clarke was a partner in the securities and corporate finance group at Perkins Coie. Mr. Clarke is also on the Board of Directors of The Lancair Company (an aircraft manufacturer). Mr. Clarke graduated cum laude with a B.A. in Economics from The University of Pennsylvania and magna cum laude with a J.D. from Cornell Law School.

Continuing Term Directors

Term expiring in 2003

Howard L. Farkas. Mr. Farkas has served as a director of the Company since 1985. Mr. Farkas serves as the Chairman of the Board of Logic Devices Incorporated, Sunnyvale, California, a public corporation that designs and manufactures semiconductors. Since 1981 he has been the President of Farkas Group, Inc., a business management group, and since 1992 he has been President of Windsor Gardens Realty, Inc., which is engaged in residential real estate brokerage. He has also been a director of Union Bank & Trust in Denver, Colorado since 1963. Mr. Farkas serves as a director of several private corporations and limited liability companies, a number of which he serves as chief executive officer. Mr. Farkas graduated from the University of Denver School of Business with a Bachelor of Science degree in Business Administration, is a practicing real estate broker and though not presently in public or private practice has been a certified public accountant since 1951. Mr. Farkas served in Europe with the U.S. Army Corps of Engineers during the Second World War and retired from the U.S. Army Reserves with the rank of Major.

M. "Sreeni" Sreenivasan. Mr. Sreenivasan has served as a director of the Company since 1995. He has served as President and Chief Executive Officer since 1995 and as Chief Operating Officer from 1990 through 1995. From 1988 to 1990 he was Executive Vice President and General Manager and from 1987 to 1988 he was Director of Manufacturing. Previously, he worked for Ruetgers-Nease Chemical Co. (bulk pharmaceuticals and other fine chemicals) for 13 years in various technical and manufacturing management capacities, including 7 years as Plant Manager of their Augusta, Georgia plant. Mr. Sreenivasan received his M.S. in Chemical Engineering from Bucknell University and his M.B.A. from Penn State University.

Term expiring in 2004

Paul C. Ahrens. Mr. Ahrens has been a director of the Company since its inception in 1981 and became Chairman of the Board in 1995. Since 1996, he has been the founder and President of

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Groovie Moovies, Ltd., a film production company. Mr. Ahrens, a founder of the Company, served as President and Chief Executive Officer of Synthetech from 1989 through 1995. From 1981 through 1989 he was the Vice President of Technology. From 1979 to 1980, Mr. Ahrens served as Vice President of Engineering of Colorado Organic Chemical Company, an organic chemical manufacturing company located in Commerce City, Colorado. Prior thereto, Mr. Ahrens spent five years with Allied Chemical and CIBA-Geigy in various engineering and research capacities. Mr. Ahrens holds B.S. and M.S. degrees in Chemical Engineering from Massachusetts Institute of Technology.

Page E. Golsan III. Mr. Golsan has served as a director of the Company since 1991. Since 1986, he has been a principal of P.E. Golsan & Co. (formerly Golsan Management Company), a private capital management firm. From 1990 to 1992, Mr. Golsan was a senior advisor with Bane Barham & Holloway, registered investment advisors under the Investment Advisor Act of 1940. Since 1990 Mr. Golsan has been President and Chief Executive Officer of Bridgetown Capital, Inc., an investment company. From 1987 to 1989 he was the Executive Vice President of Calumet Industries, Inc., Chicago, Illinois (manufacturer and marketer of petro-chemicals and other fine chemicals). Prior to 1987, he was the President and Chief Operating Officer of the K&W Products Division (specialty chemical manufacturing) of Berkshire Hathaway, Inc. Mr. Golsan also serves as a director of MFG Pharmaceuticals & Specialty Chemicals Packaging. Mr. Golsan holds an M.A. in Finance from Claremont Graduate School of Business and a Doctorate in Pharmacy and a B.A. in Chemistry and Zoology, both from the University of Southern California.

Daniel T. Fagan. Mr. Fagan has served as a director of the Company since 2001. Since July 2001, Mr. Fagan has been President of ProGen Biologics LLC, a private biopharmaceutical company developing healthcare solutions for people suffering from autoimmune diseases. In addition, Mr. Fagan has also been a consultant to the biopharmaceutical industry since November 2000. From 1992 to 2000, Mr. Fagan was employed as the General Manager of Peptides by Mallinckrodt, Inc. (bulk pharmaceutical manufacturer), a subsidiary of Tyco International. From 1978 to 1991, he was employed in various capacities including President from 1987 to 1991 by Sigma Chemical (fine chemical manufacturer), a subsidiary of Sigma Aldrich Corporation. Mr. Fagan holds a B.A. in Chemistry from Otterbein College and a Ph.D. in Chemistry from Case Western Reserve University.

Board Meeting and Committees

During the last fiscal year, there were four meetings of the Board of Directors and the Board took action by written consent on two other occasions. During the last fiscal year, each director was present for more than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

The Board of Directors has established an Audit Committee, the current members of which are Howard Farkas, Page Golsan and David Clarke. Each member of the Audit Committee is independent as defined under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Board has previously adopted and approved a charter for the Audit Committee. The Audit Committee is authorized to meet with management and the Company's independent public accountants to consider fiscal accounting matters. The principal functions of the Audit Committee are to recommend selection of independent accountants to the Board of Directors and to review the scope and result of audits. The Audit Committee met five times during the last fiscal year. The Company has also established a Compensation Committee, the

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current members of which are Paul Ahrens, Edward Giles and Daniel Fagan. The Compensation Committee is authorized to review and set officer compensation and to serve as the Plan Administrator in connection with all awards other than nonemployee director option grants for the 2000 Stock Incentive Plan. The Compensation Committee took action by written consent once during the last fiscal year.

Directors' Compensation

In fiscal 1997, the Company established a policy to grant all current directors who are not employees (other than Mr. Ahrens, who is a founder of the Company) a nonqualified stock option for 15,000 shares vesting at the rate of 3,000 shares at the next and each of the subsequent four annual shareholder meetings. This option is intended to provide the outside director with the equivalent of an annual grant of 3,000 shares and the Company does not anticipate granting any additional options until the end of the fifth year. The exercise price of these options will be set at the fair market value of the Common Stock on the date of the grant.

Since fiscal 1998, the Company has provided directors who are not employees of the Company a fee of $1,000 per meeting, up to a maximum of $4,000 per year. The Company also established a policy to grant all new directors who are not employees a one-time nonqualified stock option for 10,000 shares which vests immediately. Thus, new directors who are not employees of the Company will receive this 10,000-share option in addition to the ongoing 15,000-share option described above. Like the 15,000-share option, the exercise price of the options will be set at the fair market value of the Common Stock on the date of grant.

During fiscal 2002 options for a total of 276,000 shares of the Company's common stock that had been granted to directors under the Company's Amended and Restated 1995 Incentive Compensation Plan were cancelled pursuant to an option exchange program, and replacement options for a total of 276,000 shares were granted to directors under the Company's 2000 Stock Incentive Plan. The replacement options vested as to 50% of the shares on the date of grant and will vest as to an additional 25% of the shares on the first and second anniversaries of the grant date.

Employment Agreements

In July 1997, the Company entered into Employment Agreements with Messrs. Sreenivasan, and Williams (collectively, "Executives" and individually, "Executive"). In addition to providing for an annual base salary, the Agreements have certain noncompetition and nonsolicitation provisions. Pursuant to the Agreements, the Company will pay the Executives certain payments after termination of employment for any reason other than death. Specifically, the Company will pay an amount equal to the base salary earned by the Executive during the twelve month period immediately preceding the date of termination plus an additional amount for one year of health insurance coverage. The Company has certain rights to extend the agreements and payments under the Agreement for a total of 24 months after termination of an Executive's employment. In the event the Executive should die during the payment period, the Company's payment obligation immediately terminates.

The following is the report of the Compensation Committee with respect the Company's option exchange program conducted during the fiscal year ended March 31, 2002. The information contained in this report shall not be deemed to be "solicited material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange

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Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Report of the Compensation Committee on Option Repricing

The Company's Board of Directors and Compensation Committee are philosophically committed to the concept of employees as owners, including for its executive officers. The Board of Directors and Compensation Committee believe stock options more closely align stockholder and employee interests by focusing executives, directors and employees on the long-term growth and profitability of the Company and its common stock.

In light of the stock market volatility in recent years, and its effect on the price of shares of the Company's common stock and the value of its outstanding stock options, the Board of Directors and Compensation Committee felt it appropriate to offer an option exchange program to restore value in its stock options sufficient to motivate and retain its employees, directors and executives, and the Board approved the option exchange program in fiscal 2002 to address this unusual circumstance.

Pursuant to the option exchange program, the Company's employees, officers and directors were offered the opportunity to cancel their existing stock options that had exercise prices below the then-current market price of the Company's common stock, in exchange for which the Company agreed to issue to them replacement options for the same number of shares after six-months-and-one-day from the date such options were cancelled at exercise price equal to the market price per share for the Company's common stock on the date of grant of the replacement options. The Company's executive officers who participated in the option exchange program surrendered for cancellation, effective July 17, 2001, options for a total of 223,500 shares of the Company's common stock that had been granted to them under the Company's Amended and Restated 1995 Incentive Compensation Plan. On January 22, 2002 the Company's executive officers were issued replacement options for a total of 223,500  shares under the Company's 2000 Stock Incentive Plan.

The Company intends to continue to provide long-term incentives through its regular annual option grant program and, together with this annual grant program, the option exchange program helped advance the ownership philosophy of the Board and Compensation Committee.

Paul C. Ahrens
Edward M. Giles
Daniel T. Fagan
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

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



Ten-Year Option Repricings

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Date	Number of Securities Underlying Options Repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment ($) (2)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment (3)
M. ("Sreeni) Sreenivasan President & Chief Executive Officer	(1) (1) (1) (1) (1)	11,500 14,000 24,000 25,000 50,000	$1.48 $1.48 $1.48 $1.48 $1.48	$3.69 $4.56 $6.25 $7.13 $8.50	$1.48 $1.48 $1.48 $1.48 $1.48	8.8 years 7.8 years 6.7 years 6.0 years 4.9 years
Charles B. Williams Vice President of Finance and Administration & Chief Financial Officer	(1) (1) (1) (1) (1)	11,500 14,000 19,000 20,000 32,000	$1.48 $1.48 $1.48 $1.48 $1.48	$3.69 $4.56 $6.25 $7.13 $8.50	$1.48 $1.48 $1.48 $1.48 $1.48	8.8 years 7.8 years 6.7 years 6.0 years 4.9 years
Joel D. Melka Director of Manufacturing	(1)	2,500	$1.48	$4.56	$1.48	7.8 years



_______________________

(1) The options surrendered in the Company's option exchange program were cancelled on July 17, 2001, and the replacement options were granted on January 22, 2002.

(2) As of January 22, 2002, the date the replacement options were granted under the Company's option exchange program.

(3) As of July 17, 2001, the date the surrendered options were cancelled under the Company's option exchange program.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee sets, reviews and administers the executive compensation program of the Company and is comprised of the individuals noted below, each of whom are non-employee directors of the Company. The role of the Compensation Committee is to establish and approve salaries and other compensation paid to the executive officers of the Company and to administer the Company's stock option plan, in which capacity the Compensation Committee reviews and approves stock option grants to all employees.

Compensation Philosophy. Synthetech's compensation philosophy is that cash compensation should be directly linked to the short-term performance of the Company and that longer-term incentives, such as stock options, should be aligned with the objective of enhancing shareholder value over the long term. The use of stock options clearly links the interests of the officers and employees of the Company to the interests of the shareholders. In addition, the Compensation Committee believes that the total compensation package must be competitive with other companies in the industry to ensure that the Company can continue to attract, retain and motivate key employees who are critical to the long-term success of the Company.

Components of Executive Compensation. The principal components of executive compensation are base salary, bonuses and stock options.

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Base salary is set based on competitive factors and the historic salary structure for various levels of responsibility within the Company. In addition, the Company relies on bonuses in order to emphasize the importance of performance.

The equity component of executive compensation is the stock option program. Stock options are generally granted when an executive joins the Company and, typically, on an annual basis thereafter. The options granted to the executives from the 2000 Stock Incentive Plan vest over a period of four years. The purpose of the annual option grants is to ensure that the executive always has options that vest in increments over the following four-year period. This provides a method of retention and motivation for the senior level executives of the Company and also aligns senior management's objectives with long-term stock price appreciation. Due to the eligibility of the Company's executive officers to participate in the stock option exchange program that was conducted during fiscal 2002, no additional options were granted to the Company's executive officers during fiscal 2002.

During fiscal 2002 options for a total of 223,500 shares of the Company's common stock that had been granted to officers under the Company's Amended and Restated 1995 Incentive Compensation Plan were cancelled pursuant to an option exchange program, and replacement options for a total of 223,500  shares were granted to officers under the Company's 2000 Stock Incentive Plan. The replacement options vested as to 50% of the shares on the date of grant and will vest as to an additional 25% of the shares on the first and second anniversaries of the grant date.

Other elements of executive compensation are participation in a Company-wide life insurance, long-term disability insurance, medical benefits and ability to defer compensation pursuant to a 401(k) plan. Matching Company contributions to the 401(k) plan of up to 10% of eligible base pay were made in fiscal 2002.

As a result of the decline in revenues and profits in fiscal 2002, the Compensation Committee did not grant bonuses to Mr. Sreenivasan, the CEO, or any other executive officer. Mr. Sreenivasan did receive a $7,500 payment in fiscal 2002 in connection with a one-time bonus granted in fiscal 1999.

Paul C. Ahrens
Edward M. Giles
Daniel T. Fagan
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Paul C. Ahrens, Edward M. Giles and Daniel T. Fagan. Mr. Ahrens was formerly an officer of the Company.

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Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning compensation paid by the Company to the Company's Chief Executive Officer, Chief Financial Officer and two other key employees of the Company (the "Named Persons") whose salary and bonus exceeded $100,000 during the last fiscal year for the fiscal years ended March 31, 2002, 2001 and 2000:




Summary Compensation Table
	Annual Compensation			Long-Term Compensation	All Other Compensation ($)(2)
Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Options (#)(4)
M. ("Sreeni") Sreenivasan President & Chief Executive Officer	2002 2001 2000	204,000 186,000 180,000	7,500(3) 15,000(3) 15,000(3)	124,500 11,500 14,000	10,758 12,800 5,800

Charles B. Williams Vice President of Finance and Administration & Chief Financial Officer	2002 2001 2000	124,000 113,500 110,000	- - -	96,500 11,500 14,000	10,500 10,900 10,000
Joel D. Melka Director of Manufacturing	2002 2001 2000	111,000 103,000 96,000	- - -	2,500 17,000 2,500	5,250 5,100 400

Michael J. Cannarsa Director of Business Development	2002 2001	144,000 30,780	- -	- 40,000	6,750(5) 8,450(6)



_______________________

(1) Fiscal year ended March 31.

(2) Unless otherwise footnoted, represents Company contributions to the account of the Named Persons under the Company's 401(k) plan.

(3) In fiscal 1999, Mr. Sreenivasan was granted a special $45,000 bonus payable over thirty-six months. The bonus figures include a $7,500 payment in fiscal 1999 and 2002 and a $15,000 payment in fiscal 2001 and 2000. See "Report of the Compensation Committee" above.

(4) All of the stock options included in this table for fiscal 2002 were granted pursuant to the Company's option exchange program. Options to purchase 11,500 shares granted to each of Mr. Sreenivasan and Mr. Williams in fiscal 2001, options to purchase 14,000 shares granted to each of Mr. Sreenivasan and Mr. Williams in fiscal 2000 and options to purchase 2,500 shares granted to Mr. Melka in fiscal 2000 were cancelled in fiscal 2002 and replaced pursuant to the Company's option exchange program.

(5) Includes car allowance included in taxable income and (2) above.

(6) Includes car allowance and initial office set-up included in taxable income.

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Stock Option Grants in Last Fiscal Year

The following table provides information, with respect to the Named Persons, concerning the grant of stock options during fiscal year 2002.




	Stock Option Grants in the Last Fiscal Year
	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation (Through Expiration Date)
Name	Options Granted (# of Shares)(1)	% of Total Options(2)	Exercise Price ($/Sh)(3)	Expiration Date	5% per year(4)	10% per year(4)
M. ("Sreeni") Sreenivasan	124,500	26%	$1.48	January 2012	$115,880	$293,663
Charles B. Williams	96,500	20%	$1.48	January 2012	$89,819	$227,618
Joel D. Melka	2,500	1%	$1.48	January 2012	$2,327	$5,897
Michael J. Cannarsa	-	-	-	-	-	-


_______________________

(1) All options granted during fiscal 2002 were granted to replace options cancelled pursuant to the Company's option exchange program.

(2) Based on an aggregate of 476,400 options being granted to all employees during the fiscal year ended March 31, 2002.

(3) These options were granted under the Company's 2000 Stock Incentive Plan in January 2002. Each option has an exercise price equal to the fair market value of the Company's Common Stock as of the date of the grant. These grants vest at a rate of 50% on the grant date and 25% annually over the next two-year period on the anniversary of the grant date for each individual.

(4) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future prices for its Common Stock.

Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Stock Option Values

None of the Named Persons exercised stock options during fiscal 2002. The following table provides information, with respect to the Named Persons, concerning the options held by them at March 31, 2002.





Fiscal Year End Stock Option Value
Name	Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
M. ("Sreeni") Sreenivasan	62,250	62,250	$13,695	$13,695
Charles B. Williams	48,250	48,250	$10,615	$10,615
Joel D. Melka	19,750	9,750	$6,475	$275
Michael J. Cannarsa	10,000	30,000	$6,050	$18,150


_______________________

(1) Represents the difference between the exercise price of the options with exercise prices below $1.70 and the $1.70 closing price of the Company's Common Stock on March 31, 2002.

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Comparison of Total Cumulative Shareholder Equity

The following graph provides a comparison of the five year cumulative total stockholder return on (i) the Company's Common Stock, (ii) the Nasdaq Stock Market Index (U.S.), and (iii) the S&P Specialty Chemicals Index. The graph assumes that $100 was invested on March 31, 1997 in the Company Common Stock, the Nasdaq Stock Market Index (U.S.), and the S&P Specialty Chemicals Index, and that all dividends were reinvested. Historic stock price performance is not necessarily indicative of future stock price performance.

Edgar Representation of Data Points Used in Printed Graphic





	Synthetech, Inc.	Nasdaq Stock Market Index (U.S.)	S&P Specialty Chemicals Index
1997	$ 100.00	$ 100.00	$ 100.00
1998	81.15	151.57	129.79
1999	57.38	204.79	110.75
2000	54.92	380.91	119.65
2001	27.87	152.34	102.77
2002	22.30	153.41	130.13

All data points are at March 31.


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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of Common Stock and percentage of outstanding shares of Common Stock of the Company owned as of May 31, 2002, by persons who hold of record or are known to beneficially own 5% or more of the outstanding common stock of the Company, each nominee and director of the Company, the Named Persons and all officers, key employees and directors as a group.





Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Paul C. Ahrens 1290 Industrial Way Albany, OR	1,188,491	8.3%
M. ("Sreeni") Sreenivasan	584,268(1)	4.1%
David R. Clarke	35,000(3)	*
Daniel T. Fagan	29,900(4)	*
Howard L. Farkas	107,500(5)	*
Edward M. Giles	273,500(6)	1.9%
Page E. Golsan, II	49,500(7)	*
Charles B. Williams	248,370(8)	1.7%
Joel D. Melka	28,250(9)	*
Michael J. Cannarsa	10,000(10)	*
Brown Capital Management 809 Cathedral Street Baltimore, MD 21201	1,529,200(11)	10.7%
All Officers, Key Employees and Directors as a Group (10 persons)	2,554,779(12)	17.5%


______________________

*less than 1%.

(1) Includes 522,018 shares held in the Sreenivasan Living Trust, of which Mr. Sreenivasan and his spouse are the trustees, and 62,250 shares of common stock that Mr. Sreenivasan has the right to acquire immediately or within sixty (60) days pursuant to employee stock options. Excludes 82,250 shares of common stock issuable pursuant to stock options held by Mr. Sreenivasan which are not exercisable now or within sixty (60) days.

(2) The denominator used in calculating the percentage is equal to the number of shares outstanding plus the number of shares the beneficial owner (or group of beneficial owners) has a right to acquire immediately or within sixty days pursuant to warrants or options.

(3) Includes 33,000 shares of common stock that Mr. Clarke has the right to acquire immediately or within sixty (60) days pursuant to stock options. Excludes 12,000 shares of common stock issuable pursuant to stock options held by Mr. Clarke which are not exercisable now or within sixty (60) days.

(4) Includes 13,000 shares of common stock that Mr. Fagan has the right to acquire immediately or within sixty (60) days pursuant to stock options. Excludes 12,000 shares of common stock issuable pursuant to stock options held by Mr. Fagan which are not exercisable now or within sixty (60) days.

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(5) Includes 57,500 shares of common stock that Mr. Farkas has the right to acquire immediately or within sixty (60) days pursuant to stock options. Mr. Farkas disclaims ownership over 50,000 shares of common stock held in his name which have been pledged as security for a loan and over which Mr. Farkas has no voting control. Excludes 7,500 shares of common stock issuable pursuant to stock options held by Mr. Farkas which are not exercisable now or within sixty (60) days.

(6) Includes 12,500 shares of common stock that Mr. Giles has the right to acquire immediately or within sixty (60) days pursuant to stock options. Excludes 12,500 shares of common stock issuable pursuant to stock options held by Mr. Giles which are not exercisable now or within sixty (60) days. Also includes 60,000 shares of common stock held by two individuals who have granted to Mr. Giles the investment powers associated with these shares. Mr. Giles disclaims beneficial ownership over these 60,000 shares.

(7) Includes 7,500 shares of common stock that Mr. Golsan has the right to acquire immediately or within sixty (60) days pursuant to stock options. Excludes 7,500 shares of common stock issuable pursuant to stock options held by Mr. Golsan which are not exercisable now or within sixty (60) days.

(8) Includes 200,120 shares held in the Williams Living Trust, of which Mr. Williams and his spouse are the trustees, and 48,250 shares of common stock that Mr. Williams has the right to acquire immediately or within sixty (60) days pursuant to employee stock options. Excludes 56,250 shares of common stock issuable pursuant to stock options held by Mr. Williams which are not exercisable now or within sixty (60) days.

(9) Includes 28,250 shares of common stock that Mr. Melka has the right to acquire immediately or within sixty (60) days pursuant to employee stock options. Excludes 26,250 shares of common stock issuable pursuant to stock options held by Mr. Melka which are not exercisable now or within sixty (60) days.

(10) Includes 10,000 shares of common stock that Mr. Cannarsa has the right to acquire immediately or within sixty (60) days pursuant to employee stock options. Excludes 45,000 shares of common stock issuable pursuant to stock options held by Mr. Melka which are not exercisable now or within sixty (60) days.

(11) Based on Schedule 13(g) filings, pursuant to which Brown Capital Management disclosed controlling 1,529,200 shares of common stock with sole dispositive power. Of these shares, Brown Capital Management further disclosed that it had sole voting power over 1,475,600 shares of common stock.

(12) See footnotes 1, 3, 4, 5, 6, 7, 8, 9 and 10.

Schedule 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission ("SEC"). Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended March 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with.

SELECTION OF AUDITORS

Effective May 9, 2002, the Company dismissed Arthur Andersen LLP ("Andersen") as its independent public auditor and engaged KPMG LLP ("KPMG") as its new independent public auditor for the fiscal year ended March 31, 2002 and the fiscal year ending March 31, 2003. Andersen had served as the Company's independent public auditor from the fiscal year ended March 31, 1989 through the date of such dismissal. The members of the Company's Audit Committee participated in the decision to dismiss Arthur Andersen and the dismissal was approved by the Company's Board of Directors. The engagement of KPMG was recommended by the Company's Audit Committee and approved by its Board of Directors.

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None of Andersen's reports on the Company's consolidated financial statements for the fiscal years ended March 31, 2001 and 2002 contained an average opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 31, 2001 and 2002 and through May 9, 2002, there were no disagreements between the Company and Anderson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the Company's consolidated financial statements for such years or such period, and there were no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended March 31, 2001 and 2002 and through May 9, 2002, the Company did not consult KPMG regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

It is expected that representatives of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Andersen for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended March 31, 2002 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $12,300. The aggregate fees billed by KPMG for professional services rendered for the audit of the Company's financial statements for the fiscal year ended March 31, 2002 were approximately $28,200.

Financial Information Systems Design and Implementation Fees

The Company did not incur any fees billed by Andersen or KPMG for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended March 31, 2002.

All Other Fees

The aggregate fees billed by Andersen for services rendered to the Company other than the services described above under "Audit Fees" and " Financial Information Systems Design and Implementation Fees," for the fiscal year ended March 31, 2002 were $36,000, consisting primarily of tax and accounting services. No fees were billed by KPMG for services rendered to the Company other than the services described under "Audit Fees" for the year ended March 31, 2002.

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended March 31, 2002 (the "Audited Financial Statements"). The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such

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information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Report of the Audit Committee

The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. In this context, the Audit Committee reviewed and discussed with management and the independent auditors the Audited Financial Statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has recommended to the Board that the Audited Financial Statements be included in The Company's Annual Report on Form 10-K for the year ended March 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Committee serves a board-level oversight role where it receives information from, consults with, and provides its views and directions to, management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters.

David R. Clarke
Howard L. Farkas
Page E. Golsan III
AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

OTHER MATTERS

The Board of Directors does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the notice of the meeting and knows of no matters to be brought before the Annual Meeting by others. If any matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the Board of Directors.

Dated: June 7, 2002	Charles B. Williams
Secretary